SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549





                             FORM 8-K



                          CURRENT REPORT


              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported): November 6, 1995




                       Inland Resources Inc.
      (Exact name of registrant as specified in its charter)



   Washington                 0-16487             91-1307042
(State of           (Commission File No.)         (IRS Employer
incorporation)                               Identification No.)


        475 17th Street, Suite 1500, Denver, Colorado  80202
    (Address of principal execute offices, including zip code)


                       (303) 292-0900
       (Registrant's telephone number, including area code)

Item 1.   Changes in Control of Registrant.

     On November 6, 1995, Inland Resources Inc. ("Registrant") issued 12,000,000 shares of its common stock, par value $.001 per share, to Pengo Securities Corp. ("Pengo") in consideration of payment by Pengo of $6 million
in cash ($.50 per share).   Pengo is an affiliate of Randall D. Smith and
Woodstead Associates II, L.P. and after issuance of these shares, Pengo and such affiliates will beneficially own approximately 20,600,000 shares of Registrant's common stock, or approximately 50% of the issued and outstanding shares of common stock.

Item 2.   Acquisition or Disposition of Assets.

     On November 6, 1995, Registrant entered into four oil and gas leases with the Department of Interior covering 6,200 gross acres (5,861 net acres) located in both Duchesne and Uintah County, Utah. Registrant had earlier, on September 25, 1995, been named the winning bidder by the Department of Interior for these federal leases in a federal lease sale. The aggregate purchase price for the leases was $7,157,646, of which $1,360,000 was paid by Registrant on September 25, 1995, with the balance being delivered by Registrant on November 6, 1995. The acquisition price for the leases was paid in cash from funds on hand. The leases provide for payment of annual rentals of $2 per acre and a royalty rate of 12.5%. The leases do not have any producing wells and all of the acreage is considered undeveloped.
Registrant's acreage position in Duchesne and Uintah County, Utah, is approximately 25,279 net acres after its acquisition of these federal leases.

Item 7.  Financial Statements and Exhibits.

(b) No financial statements are included with this Form 8-K because the acquisition reported constitutes an acquisition of non-income producing undeveloped oil and gas properties.

(c)  Exhibits.  The following exhibits are being filed herewith:

     10.1 Subscription Agreement between Registrant and Pengo Securities Corp. dated October 23, 1995, without exhibits.

     10.2 Registration Rights Agreement between Registrant and Pengo Securities Corp. dated November 6, 1995.

     10.3 Combined Hydrocarbon Lease between Inland Production Company ("Production") and the U.S. Department of the Interior, Bureau of Land Management ("Bureau") dated effective October 18, 1995 relating to 677.36 acres.

     10.4 Combined Hydrocarbon Lease between Production and the Bureau dated effective October 18, 1995 relating to 2,879.94 acres.

     10.5 Combined Hydrocarbon Lease between Production and the Bureau dated effective October 18, 1995 relating to 647.32 acres.

     10.6 Combined Hydrocarbon Lease between Production and the Bureau dated effective October 18, 1995 relating to 1,968.01 acres.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


November 8, 1995

                                   INLAND RESOURCES INC.



                                   By:         /s/ Kyle R. Miller
                                        Kyle R. Miller, President and
                                        Chief Executive Officer